Exhibit 10.1.4

Exhibit A

SCHEDULE OF PARTNERS,

ALLOCATION OF PARTNERSHIP UNITS, PERCENTAGE INTERESTS

AND THE AGREED UPON VALUE OF NON-CASH CAPITAL CONTRIBUTIONS

Date Admitted	Name and address of partners	Value of non-cash capital contribution	Partnership units issued	Approx. Percentage Interests	Federal ID #

05/22/1998	Eagle Ridge Lease Company LLC 16100 N. Greenway-Hayden Loop Scottsdale, AZ 85260	$1,198,750	35,794	0.45%	52-2099405

02/04/1997	GTA LP, Inc. 14 North Adger’s Wharf Charleston, SC 29401	$—	7,868,789	99.34%	58-2290326

02/04/1997	GTA GP, Inc. 14 North Adger’s Wharf Charleston, SC 29401	$—	16,154	0.20%	58-2290217

Total Common OP Units			7,920,737	100.00%

	GTA LP, Inc. 14 North Adger's Wharf Charleston, SC 29401	$20,000,000	800,000	100%